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Exhibit 23.5

Consent to be Named Director Nominee

        I hereby consent to be named as a nominee to the board of directors in the Registration Statement on Form S-1 of Cavan Maritime Limited (File No. 333-124874) and in any and all amendments and supplements thereto (collectively, the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Jonathan B. Kohan Name: Jonathan B. Kohan

August 26, 2005

Consent to be Named Director Nominee

        I hereby consent to be named as a nominee to the board of directors in the Registration Statement on Form S-1 of Cavan Maritime Limited (File No. 333-124874) and in any and all amendments and supplements thereto (collectively, the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Robert T. Michaelson Name: Robert T. Michaelson

August 26, 2005

Consent to be Named Director Nominee

        I hereby consent to be named as a nominee to the board of directors in the Registration Statement on Form S-1 of Cavan Maritime Limited (File No. 333-124874) and in any and all amendments and supplements thereto (collectively, the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Robert P. Burke Name: Robert P. Burke

August 26, 2005

Consent to be Named Director Nominee

        I hereby consent to be named as a nominee to the board of directors in the Registration Statement on Form S-1 of Cavan Maritime Limited (File No. 333-124874) and in any and all amendments and supplements thereto (collectively, the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Paul Jacobi Name: Paul Jacobi

August 26, 2005

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  Exhibit 23.5
Consent to be Named Director Nominee
Consent to be Named Director Nominee
Consent to be Named Director Nominee
Consent to be Named Director Nominee